EXHIBIT 3.136
ARTICLES OF ORGANIZATION
FOR
HEART OF FLORIDA BEHAVIORAL, LLC
ARTICLE I
Name.
The name of the limited liability company is Heart of Florida Behavioral, LLC (the “Company”).
ARTICLE II
Address.
The mailing address and street address of the principal office of the Company is Heart of Florida Behavioral, LLC, 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067.
ARTICLE III
Registered Agent, Registered Office, and Registered Agent’s Signature.
The name and the Florida street address of the registered agent are:
NRAI Services, Inc.
2731 Executive Park Drive, Suite 4
Weston, Florida 33331
Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, Florida Statutes.
NRAI Services, Inc.

By:	/s/ Eileen Chaddock
Registered Agent’s Signature

ARTICLE IV
Manager(s) or Managing Member(s).
The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:

MGRM	Premier Behavioral Solutions, Inc.
840 Crescent Centre Drive, Suite 460
Franklin, Tennessee 37067

PREMIER BEHAVIORAL SOLUTION, INC., sole member
/s/ Chris Howard
By: Chris Howard, Vice President & Secretary

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
OF
HEART OF FLORIDA BEHAVIORAL, LLC
FIRST: The date of filing of the articles of organization was July 13, 2006 and assigned document number L06000069867.
SECOND: The following amendment to the articles of organization was adopted by the limited liability company:
“ARTICLE I
Name.
     The name of the limited liability company is Lakeland Behavioral, LLC (the “Company”).”

Dated: August 16, 2006	/s/ Christopher L. Howard
Christopher L. Howard, Vice President and Secretary